UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On July 11, 2023, MSC Income Fund, Inc. posted the following announcement relating to its 2023 Annual Meeting of Stockholders to its website:

Your vote is important – please act today!
Fellow Stockholder,

We are pleased to invite you to participate at the Annual Meeting of Stockholders of MSC Income Fund, Inc. to be held on August 10, 2023. At the meeting, you will be asked to consider and vote on several proposals, which are described in the enclosed proxy materials. We kindly request that you cast your vote by proxy in advance of the meeting date to ensure that a quorum is present at the meeting.

Your vote and participation are very important to us, no matter how many or few shares in MSC Income Fund you own. I encourage you to review the enclosed proxy materials carefully and vote your shares using any one of the methods described below. Your prompt response will help us meet shareholder approval requirements before the meeting, thereby reducing the risk of additional solicitation costs and meeting postponement. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-833-501-4819.

Thank you for your support of MSC Income Fund.
Sincerely yours,
DWAYNE L. HYZAK
Chairman of the Board and Chief Executive Officer

FOUR WAYS TO VOTE
PROXY QUESTIONS? Call 1-833-501-4819	ONLINE	PHONE	QR CODE	MAIL
WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.
WITHOUT A PROXY CARD
Call 1-833-501-4819 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.
WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.
			WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.